Filed pursuant to Rule 424(b)(5)
Registration No. 333-209923

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Ordinary Shares, no par value per share	22,804,591	$189.98	$4,332,302,175.23	$502,113.82

(1)	The amount to be registered hereunder represents the number of ordinary shares, no par value, of Broadcom Limited (“Ordinary Shares”) that may be issued from time to time after February 1, 2017 upon exchange of an equivalent number of exchangeable limited partnership units that were issued by Broadcom Cayman L.P. (“Exchangeable Units”), a subsidiary of Broadcom Limited, to certain former stockholders of Broadcom Corporation in connection with the merger of Avago Technologies Limited and Broadcom Corporation (the “Transaction”). This also includes, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average high and low per share prices of Ordinary Shares as reported on the Nasdaq Global Select Market on January 23, 2017 ($189.98 per share).
(3)	A filing fee of $3,773,360 was previously paid by the registrant to the Securities and Exchange Commission (the “SEC”) in connection with the Joint Proxy Statement/Prospectus filed by the registrant and Broadcom Cayman L.P. on Form S-4 (the “S-4 Registration Statement”) with the SEC on July 29, 2015 (Commission File Numbers 001-37690 and 333-2025938-01, respectively) for the offering of up to 266,529,244 Exchangeable Units, the maximum number of Exchangeable Units estimated to have been issuable upon completion of the Transaction, and the Ordinary Shares that may be allotted and issued upon exchange of such Exchangeable Units (in accordance with Rule 457(i) of the Securities Act). Pursuant to Rule 457(p) of the Securities Act, $1,863,078 of the previously paid registration fee is associated with unsold securities under the S-4 Registration Statement and is currently available for offset against filing fees due for subsequent registration statements. Accordingly, no additional registration fee is payable with respect to the Ordinary Shares being registered hereunder, and following this offering, $1,360,964.18 will remain available for future offset against registration fees that would otherwise be payable by Broadcom Limited.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 4, 2016)

Up to 22,804,591 Shares

Ordinary Shares

This prospectus supplement and the related prospectus relate to up to 22,804,591 ordinary shares, no par value, of Broadcom Limited (“Ordinary Shares”) that may be issued by us from time to time upon an exchange of up to an equal number of exchangeable limited partnership units (the “Exchangeable Units”) of Broadcom Cayman L.P., a subsidiary of ours (the “Partnership”).

The Exchangeable Units were issued to certain former stockholders of Broadcom Corporation (“BRCM”) in connection with our acquisition of BRCM (the “Transaction”), which was consummated on February 1, 2016. Pursuant to the terms set forth in the Amended and Restated Exempted Limited Partnership Agreement of the Partnership, dated as of February 1, 2016 (as amended from time to time, the “Partnership Agreement”), from and after February 1, 2017, holders of Exchangeable Units may generally (subject to the terms of the Partnership Agreement) elect to exchange their Exchangeable Units for Ordinary Shares on a one-for-one basis, subject to our right as General Partner to determine in our sole discretion to instead exchange such Exchangeable Units for an equivalent cash amount in accordance with the Partnership Agreement.

We are registering these Ordinary Shares in order to permit holders of Exchangeable Units (each such holder, a “Limited Partner”) who receive Ordinary Shares upon exchange of their Exchangeable Units to sell such Ordinary Shares without restriction in the open market. However, the registration of such Ordinary Shares does not necessarily mean that any holders will exchange their Exchangeable Units, receive Ordinary Shares upon such exchange or sell any Ordinary Shares received upon the exchange of their Exchangeable Units. We will not receive any cash proceeds from the issuance of any Ordinary Shares upon an exchange of Exchangeable Units, but we will acquire an equal number of common units in the Partnership as General Partner (the “Common Units”) upon the cancellation of the Exchangeable Units exchanged for Ordinary Shares in exchange for such issuances. No broker, dealer or underwriter has been engaged in connection with this offering.

Our Ordinary Shares are listed on The Nasdaq Global Select Market (“NASDAQ”) under the symbol “AVGO.” On January 27, 2017, the closing price of our Ordinary Shares as reported on NASDAQ was $205.71.

Investing in our Ordinary Shares involves risks. You should carefully consider each of the risks described under “Risk Factors” beginning on page S-4 of this prospectus supplement and in Item 1A of our most recent Annual Report on Form 10-K (which was filed with the Securities and Exchange Commission on December 23, 2016 and is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement, as well as the accompanying prospectus, before making a decision to invest in our Ordinary Shares. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities nor passed upon the accuracy or adequacy of the disclosures in the prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 30, 2017

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. The information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement, or other date stated in this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Ordinary Shares.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Our website address is www.broadcom.com. Information contained on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Neither this prospectus supplement nor the accompanying prospectus has been, and neither will be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for the subscription or purchase, of any of the securities registered hereby may not be circulated or distributed, nor may any of the securities registered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provision of the SFA, other than section 280 of the SFA.

As used in this prospectus supplement, “Broadcom,” “the Company,” “we,” “our” or “us” refer to Broadcom Limited and its subsidiaries on a consolidated basis, unless otherwise indicated or the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and the offering of our Ordinary Shares. This summary is not complete and does not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, and the other documents that we refer to and incorporate by reference herein for a more complete understanding of us and this offering. In particular, we incorporate by reference important business and financial information into this prospectus supplement and the accompanying prospectus.

Our Company

Broadcom is a limited company that was incorporated under the laws of the Republic of Singapore on March 3, 2015 (originally under the name Pavonia Limited). On February 1, 2016, pursuant to an Agreement and Plan of Merger, dated as of May 28, 2015, as amended, among Avago Technologies Limited (“Avago”), BRCM, Broadcom and other parties thereto, Avago, BRCM and Broadcom consummated a scheme of arrangement and certain merger transactions, as a result of which Avago and BRCM became indirect subsidiaries of Broadcom. Under the scheme of arrangement under Singapore law (the “Avago Scheme”), all issued ordinary shares in the capital of Avago were exchanged on a one-for-one basis for newly issued Ordinary Shares. Immediately following the consummation of the Avago Scheme, two subsidiaries of Broadcom merged with and into BRCM with BRCM as the surviving corporation of each such merger and former BRCM holders received cash, Ordinary Shares or Exchangeable Units, as applicable, in exchange for their shares of BRCM common stock. In connection with the consummation of the Transaction, Pavonia Limited was renamed Broadcom Limited on February 1, 2016.

Our Singapore company registration number is 201505572G. The address of our registered office and our principal executive offices is 1 Yishun Avenue 7, Singapore 768923, and our telephone number is +65-6755-7888. All of our operations are conducted through our various subsidiaries, which are organized and operated according to the laws of their country of incorporation, and consolidated by Broadcom.

Our website address is www.broadcom.com. The information on, or accessible through, our website is not part of this prospectus.

The Offering

Issuer	Broadcom Limited

Securities offered	Up to 22,804,591 Ordinary Shares in exchange for Exchangeable Units held by one or more Limited Partners of the Partnership upon the terms and subject to the conditions set forth in the Partnership Agreement.

Registration of the Ordinary Shares covered by this prospectus supplement does not necessarily mean that any of the Limited Partners will exercise their right to exchange Exchangeable Units or that, upon any such exercise of Exchangeable Units, we will elect to exchange some or all of the Exchangeable Units by issuing some or all of such Ordinary Shares instead of paying the applicable exchange price in cash.

Risk factors	You should carefully consider the information set forth in the “Risk Factors” section of this prospectus supplement and accompanying prospectus as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in our Ordinary Shares.

Use of proceeds	We will not receive any cash proceeds from the issuance of any Ordinary Shares that may be issued in exchange for any Exchangeable Units, but we will acquire an equal number of Common Units upon the cancellation of the Exchangeable Units exchanged for Ordinary Shares in exchange for such issuances.

Nasdaq Global Select Market Symbol	AVGO

Tax treatment	The exchange of Exchangeable Units for Ordinary Shares will be treated for U.S. tax purposes as a taxable sale of the Exchangeable Units by the Limited Partner making the exchange. Please see “Certain United States Federal Income Tax Considerations” below.

How to exchange your Exchangeable Units	Holders of Exchangeable Units should contact our Transfer Agent, Computershare Trust Company, N.A., for information on how to exchange their Exchangeable Units. Any such request may be made by telephoning our Transfer Agent at the following phone number or visiting the website listed below:

Computershare Trust Company, N.A. +1 (877) 373-6374 https://broadcom.investortender.com

RISK FACTORS

Investing in our Ordinary Shares involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, operations and financial results are subject to various risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows, and the trading price of our Ordinary Shares. This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including, among others, (i) our Annual Report on Form 10-K, (ii) our Quarterly Reports on Form 10-Q and (iii) other documents we file with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement.

Risks Related to the Exchange of Exchangeable Units

The exchange of Exchangeable Units is a U.S. taxable event.

The exchange of Exchangeable Units will be treated for U.S. tax purposes as a taxable sale of the Exchangeable Units by the Limited Partner making the exchange. A Limited Partner will recognize gain or loss for U.S. income tax purposes in an amount equal to the fair market value of our Ordinary Shares or the Cash Amount received in the exchange, plus the amount of the Partnership’s liabilities allocable to the Exchangeable Units being exchanged, less the Limited Partner’s adjusted tax basis in the Exchangeable Units exchanged. The recognition of any loss resulting from an exchange of Exchangeable Units is subject to a number of limitations set forth in the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time (the “Code”). It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of our Ordinary Shares or Cash Amount received upon the exchange. In addition, a Limited Partner may have difficulty finding buyers for a substantial number of Ordinary Shares in order to raise cash to pay tax liabilities associated with the exchange of their Exchangeable Units and may not receive a price for the Ordinary Shares equal to the value of the Exchangeable Units at the time of the exchange.

Holders of Exchangeable Units should carefully review the information under the heading “Certain United States Federal Income Tax Considerations” below.

USE OF PROCEEDS

We will receive no cash proceeds from the issuance of our Ordinary Shares offered in this prospectus supplement, but we will acquire an equal number of Common Units upon the cancellation of the Exchangeable Units in exchange for such issuances. We have not engaged any broker, dealer or underwriter in connection with this offering of Ordinary Shares.

EXCHANGE OF EXCHANGEABLE UNITS

The following description of the exchange provisions of the Partnership Agreement in relation to the Exchangeable Units is only a summary of such provisions, and holders of Exchangeable Units should carefully review the rest of this prospectus supplement and the accompanying prospectus, and the documents we incorporate by references as exhibits to this prospectus supplement and such accompanying prospectus, particularly the Partnership Agreement, for more complete information.

From and after February 1, 2017, each holder of Exchangeable Units will have the right (the “Exchange Right”) to require the Partnership to repurchase, from time to time, any or all of the Exchangeable Units held by such holder for one Ordinary Share in respect of each such Exchangeable Unit (the “Exchanged Shares”), subject to our right, in our capacity as the General Partner of the Partnership, in our sole discretion to cause the Partnership to repurchase such Exchangeable Units for a prescribed cash amount determined by reference to the volume weighted average trading price of our Ordinary Shares on NASDAQ, as reported by Bloomberg, L.P. (or any successor service), and determined without regard to after-hours trading or any other trading outside of the regular trading session hours, for the immediately preceding full trading day prior to the date such Exchangeable Unit holder submitted an exchange notice to the Partnership (the “Cash Amount”). Written notice of the determination of the form of consideration shall be given to the holder of the Exchangeable Units exercising the Exchange Right no later than five business days after receipt of a given exchange notice.

In our sole discretion or to the extent required by law, we may elect to effect an exchange of Exchangeable Units for Ordinary Shares or the applicable Cash Amount through a direct exchange of such Exchangeable Units and consideration between the holder of such Exchangeable Units and the Company (a “Direct Exchange”). We may, at any time prior to an Exchange Date (as defined below), deliver a written notice to the Partnership and the exercising holder of Exchangeable Units that we are electing to exercise our right to consummate a Direct Exchange. Notice of a Direct Exchange may be revoked by us at any time; provided that any such revocation does not prejudice the ability of the holder of the Exchangeable Units to consummate their Exchange Right on the Exchange Date (as defined below).

In order to exercise the Exchange Right, a holder of Exchangeable Units must deliver to the Partnership a properly completed exchange notice; provided that, with respect to any exercise of the Exchange Right prior to the third anniversary of the Transaction, unless waived by us as the General Partner of the Partnership in our sole discretion, it shall be a further condition precedent to the obligation of the Partnership to repurchase such Exchangeable Units, and the holder of such Exchangeable Units shall not be permitted to exercise an Exchange Right, unless: (i) we have received a written opinion (a “7874 Opinion”) of an independent nationally recognized law or accounting firm to the effect that the exercise of such Exchange Right should not cause us to be treated as (a) a “surrogate foreign corporation” (within the meaning of Section 7874(a)(2)(B) of the Code) or (b) a “domestic corporation” (within the meaning of Section 7874(b) of the Code) (including, for the avoidance of doubt, any successor sections of the Code with respect to (a) and (b) above following any change in law) and (ii) our independent auditor has determined (an “Auditor Determination”) that no reserve shall be required for financial accounting purposes (pursuant to Financial Accounting Standards Board Interpretation No. 48, as such guidance may be modified by future Financial Accounting Standards Board interpretations, statements, or other Financial Accounting Standards Board guidance) relating to Section 7874 of the Code as a result of the exercise of such Exchange Right.

An exchange notice must (i) specify the number of Exchangeable Units in respect of which the holder is exercising the Exchange Right and (ii) state the business day on which the holder desires to have the Partnership exchange the subject units (the “Exchange Date”), provided that the Exchange Date must be no less than 8 business days and no more than 10 business days after the date on which the exchange notice is received by the Partnership (unless extended by us in connection with obtaining the 7874 Opinion and Auditor Determination). Each holder of Exchangeable Units, together with its affiliates, may only submit one exchange notice per holder per calendar month, but all such exchange notices must be submitted on the same day. A holder and its affiliates may not submit exchange notices on different days within the same calendar month.

An exercise of the Exchange Right may be revoked by the exercising holder by notice in writing given to the Partnership before the close of business on the fifth business day immediately preceding the Exchange Date. On the Exchange Date, the Partnership will deliver or cause the transfer agent to deliver to the relevant holder, either (i) the applicable number of Exchanged Shares, or (ii) the applicable Cash Amount, in each case, less any amounts withheld on account of tax. In accordance with the Partnership Agreement, on the Exchange Date, we will cancel a number of Special Voting Shares (as defined herein) equal to the number of Exchangeable Units being exchanged and the holder of such Exchangeable Units will no longer be entitled to direct the trustee, as their proxy, to vote such Special Voting Shares on their behalf in votes that are presented to the holders of Ordinary Shares in accordance with the terms of the Voting Trust Agreement (as defined below).

Notwithstanding the exercise of the Exchange Right, where a record date in respect of a distribution with respect to the Exchangeable Units occurs prior to an Exchange Date and there is any declared and unpaid distribution on any Exchangeable Unit so exchanged, such amount shall remain payable and shall be paid in the applicable form on the designated payment date to the former holder of the Exchangeable Unit so exchanged.

Holders of Exchangeable Units may contact Computershare Trust Company N.A., our Transfer Agent, by telephoning +1 (877) 373-6374 with questions regarding the exchange process for additional information.

COMPARISON OF EXCHANGEABLE UNITS TO ORDINARY SHARES

The information below highlights a number of the significant differences and similarities between the Partnership, a limited partnership under the laws of the Cayman Islands, and Broadcom, a public limited company under the laws of the Republic of Singapore, and compares the principal legal rights associated with the ownership of Exchangeable Units and Ordinary Shares. These comparisons are intended to assist holders in understanding how the holder’s investment will be changed if the holder elects to exchange Exchangeable Units and receives Ordinary Shares.

THE FOLLOWING DISCUSSION IS A SUMMARY AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND HOLDERS OF EXCHANGEABLE UNITS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS SUPPLEMENT, THE ASSOCIATED PROSPECTUS, THE REGISTRATION STATEMENT OF WHICH SUCH PROSPECTUS IS A PART, THE PARTNERSHIP AGREEMENT AND OUR CONSTITUTION FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE PARTNERSHIP AND BROADCOM.

Broadcom Cayman L.P.	Broadcom Limited
Outstanding Capital Stock or Share Capital

Interests of the General Partner are represented by Common Units. Interests of Limited Partners are represented by Exchangeable Units.

The Exchangeable Units that were issued as consideration in connection with the Transaction and the Common Units held by us as General Partner represent all of the issued and outstanding equity capital of the Partnership.

We presently have one class of Ordinary Shares and one class of non-economic voting preference shares (“Special Voting Shares”).

The shares within each class will have identical rights in all respects and rank equally with the other shares in the same class and will have the respective rights under Singapore law and our Constitution, as the case may be.

Authorized Capital Stock or Share Capital

The Partnership is authorized to issue an unlimited number of each of the two authorized classes of units (Common Units and Exchangeable Units).	There is no concept of par value and authorized share capital under Singapore law. All shares issued are fully paid and existing shareholders are not subject to any calls on shares.

Board Authority to Issue Shares

The Partnership is authorized to issue an unlimited number of each of the two authorized classes of units (Common Units and Exchangeable Units).	Our Constitution provides that our shareholders may grant to our board of directors the general authority to issue any particular class of shares (including preference shares) where, unless revoked or varied in a general meeting, such authority to issue shares does not continue beyond the conclusion of the next annual general meeting of the company, the date by which such annual general meeting is required to be held, or the expiration of such other period as prescribed by the Singapore Companies Act (the “SCA”), whichever is the earliest.

Broadcom Cayman L.P.	Broadcom Limited
Amendment to the Governing Documents

The Partnership Agreement may only be amended in writing with the approval of the General Partner.

The General Partner may make the following amendments to the Partnership Agreement without the consent of the Limited Partners:

•    a change in the name of the Partnership, the location of the Partnership’s principal place of business or the registered office of the Partnership;

•    the admission, substitution, withdrawal or removal of the Limited Partners in accordance with the Partnership Agreement;

•    a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to continue to qualify the Partnership as a limited partnership;

•    a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate to enable Partners to take advantage of, or not be detrimentally affected by, changes or differing interpretations with respect to U.S. income tax regulations, legislation or interpretation;

•    a change that the General Partner determines to be necessary or appropriate to satisfy requirements of a governmental authority, is necessary or appropriate to waive any restriction applicable to the Exchangeable Units or is required or contemplated by the Partnership Agreement;

•    a change in the fiscal year or taxable year of the Partnership and any other related changes;

•    an amendment that is necessary, in the opinion of counsel to the Partnership, to prevent the Partnership, the General Partner or its directors, officers, trustees or agents from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

Our Constitution may be altered by special resolution (i.e., a resolution passed by a majority of not less than three-fourths of the members voting at a meeting in person or represented by proxy at the meeting). Our board of directors has no right to amend our Constitution.

Broadcom Cayman L.P.	Broadcom Limited

•    an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of equity in the Partnership;

•    any amendment for the purpose of maintaining the economic equivalency of the Exchangeable Units and the Ordinary Shares; and

•    an amendment that the General Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity.

Any modification or amendment to the Partnership Agreement duly adopted in accordance with the Partnership Agreement may be executed on behalf of the Limited Partners pursuant to the power of attorney granted by each of the Limited Partners.

Despite our power to amend the Partnership Agreement, in our capacity as the General Partner, the Partnership Agreement requires the approval of: (i) the holders of 85% of the outstanding Exchangeable Units, in the case of any amendment that would adversely affect the rights, privileges, restrictions or conditions attaching to the Exchangeable Units relative to Ordinary Shares; and (ii) all Partners, in the case of any amendment which would have the effect of changing the Partnership from a limited partnership to a general partnership.

Further, the Partnership Agreement may not be amended, and no action may be taken by the General Partner, that would convert a Limited Partner into a general partner of the Partnership or modify the limited liability of a Limited Partner, without the written consent of each Limited Partner, if any, adversely affected thereby in any material respect.

Voting

Except as otherwise required by the Partnership Agreement or applicable law, the holders of the Exchangeable Units are not entitled to vote at any general meetings of the Partners.

Every question submitted to a meeting of Partners will be decided by the holders of more than 50% of the Exchangeable Units entitled to vote thereon, unless

Every holder of Ordinary Shares present in person or represented by proxy has one vote for each Ordinary Share that he or she holds.

The Special Voting Shares entitle the holder(s) of the Special Voting Shares (being the trustee agreed upon by us and the Partnership) to one vote for each Special Voting Share held by such holder.

Broadcom Cayman L.P.	Broadcom Limited

otherwise required by the Partnership Agreement. On any vote at a meeting of Partners, a declaration of the chairperson concerning the result of the vote will be conclusive.

Each holder of Exchangeable Units will have the benefit of the voting trust agreement entered into by and among us, the Partnership and the trustee thereunder (the “Voting Trust Agreement”). The trustee holds one Special Voting Share for each outstanding Exchangeable Unit of the Partnership. Pursuant to the terms of the Voting Trust Agreement, the holders of Exchangeable Units may to direct the Trustee, as their proxy, to vote on their behalf in substantially all votes that are presented to the holders of Ordinary Shares.

With respect to any ordinary resolution proposed for consideration of the Company, the resolution will be approved if it is passed by a simple majority of the members voting at a meeting in person or represented by proxy at the meeting.

With respect to any special resolution proposed for consideration of the Company, the resolution will be approved if it is passed by a majority of not less than three-fourths of the members voting at a meeting in person or represented by proxy at the meeting.

In the case of an equality of votes, the chairman of the meeting is entitled to a second or casting vote.

Quorum

A quorum at any meeting of Partners will consist of one or more Partners present in person or by proxy holding a majority of the voting power which may be exercised at such meeting.	Our Constitution provides that shareholders entitled to vote holding between them a majority of the number of the issued and paid-up shares of the Company, present in person or by proxy or representative at a meeting, constitute a quorum. In the event a quorum is not present, the meeting may be adjourned to the same day in the next week at the same time and place, unless the same shall be a public holiday, when it shall be adjourned to the day following. When reconvened, the quorum for the meeting will be shareholders entitled to vote holding between them a majority of the number of the issued and paid-up shares of the Company, present in person or by proxy or representative at such meeting.

Number of Directors

The Partnership does not have a board of directors. The General Partner has the exclusive right, power and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of the Partnership. Among other things, the General Partner is empowered to negotiate, execute and perform all agreements, conveyances, deeds, powers of attorney or other instruments on behalf of the Partnership, and to mortgage, charge or otherwise create a security interest over or make an assignment by way or security or otherwise any or all of the property of the Partnership or its subsidiaries, and make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, guarantees and other instruments of evidence of indebtedness.

Under the SCA, the minimum number of directors is at least one director who is ordinarily resident in Singapore.

Our Constitution provides that the number of directors will not be less than the minimum required by the SCA or more than 13.

Broadcom Cayman L.P.	Broadcom Limited

We are the sole General Partner and manage all of the Partnership’s operations and activities in accordance with the Partnership Agreement. Any reference to the Partnership taking any action will be deemed to refer to the Partnership taking action through us, in our capacity as the general partner.

The Partnership Agreement provides that, notwithstanding any standard of care or duty imposed under the Cayman Islands Limited Partnerships Act or any applicable law, in the performance of its duties and obligations under the Partnership Agreement, the General Partner will also owe to the Limited Partners the same fiduciary duties that would be owed to the shareholders of a limited company formed under the laws of the Republic of Singapore if the General Partner were a member of the board of directors of such company, except where another standard is expressly set forth in the Partnership Agreement (e.g., “sole discretion” or “good faith”), in which event such other standard shall apply.

See the column at right for information regarding our board of directors and requirements under Singapore law.

Classification of Board of Directors

Not applicable; the Partnership does not have a board of directors.	There is no classification of our board of directors under Singapore law.

Election of Directors

Not applicable.

Our Constitution provides that our board of directors may appoint any person to be a director of the Company as an additional director or to fill a vacancy provided that such director shall hold office only until the next following annual general meeting, and shall then be eligible for re-election by ordinary resolution.

At the meeting at which a director retires, if the office of the retiring director is not filled with the retiring director or some other person eligible for appointment, such retiring director shall be deemed to have been re-elected, except in specified cases.

Broadcom Cayman L.P.	Broadcom Limited
Cumulative Voting

Not applicable.	The SCA does not, and our Constitution does not, contain provisions for cumulative voting. Accordingly, our shareholders do not have cumulative voting rights in connection with the election of directors.

Filling Vacancies on the Board of Directors

Not applicable.	Our Constitution provides that our board of directors may appoint any person to be a director as an additional director or to fill a vacancy provided that any person so appointed will hold office only until the next annual general meeting, and shall then be eligible for re-election by ordinary resolution.

Removal of Directors

Not applicable.

According to the SCA, directors of a Singapore public company may be removed before expiration of their term of office with or without cause by ordinary resolution. Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. Our Constitution provides that we shall then give notice of such resolution to our shareholders not less than 21 days before the meeting. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director’s successor has been appointed.

Our Constitution provides that the office of a director shall become vacant if the director:

•    becomes bankrupt or makes any arrangement or composition with his or her creditors generally;

•    becomes disqualified or prohibited from being a director by virtue of the SCA or any order made under the SCA;

•    becomes mentally disordered and incapable of managing himself or his affairs or a court order is made in relation to the director on the ground of mental disorder;

•    resigns his or her office by notice in writing to us; or

•    is for more than six months absent without permission of the board of directors from meetings of the directors held during the period.

Broadcom Cayman L.P.	Broadcom Limited
Ability to Call Special Meetings of Shareholders/Unitholders

The General Partner may call a general meeting of Partners at any time and place as it deems appropriate in its absolute discretion. Holders of Exchangeable Units do not have the ability to call a general meeting of Partners.

Two or more shareholders of the Company holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting.

Notwithstanding anything in our Constitution, under the SCA, the directors are required to convene a general meeting if required to do so by requisition (i.e., written notice to directors requiring that a meeting be called) by shareholder(s) holding not less than 10% of the paid-up shares of the Company carrying voting rights.

Our Constitution provides that the directors may, whenever they think fit, convene an extraordinary general meeting.

Action by Written Consent of Shareholders

Not applicable.	Our Constitution does not provide for members’ resolutions to be passed in writing.

Shareholder Proposals and Nominations

Not applicable.

Under the SCA, shareholders representing at least 5% of the total voting rights or shareholders representing not fewer than 100 shareholders having an average paid up sum of at least S$500 each may, at their expense, request that the company includes and gives notice of their proposal for the next annual general meeting subject to satisfaction of the requirements under the SCA.

Any such requisition must be signed by all the requisitionists and be deposited at the registered office of the company. In the case of a requisition requiring notice of a resolution, the requisition shall be deposited at least six weeks prior to the date of the annual general meeting and in the case of any other requisition, not less than one week before the meeting.

Broadcom Cayman L.P.	Broadcom Limited
Director/Officer Indemnification and Limitation on Personal Liability

Under the Partnership Agreement, in most circumstances the Partnership will indemnify the following parties to the fullest extent permitted by law against any and all losses, claims, damages, liabilities, joint or several expenses, judgments, fines and settlements:

•    the General Partner;

•    any former general partner;

•    any affiliate of the General Partner or a former general partner; and

•    any officer, director, employee, partner, agent or trustee of the General Partner, a former general partner or any of their affiliates.

No indemnification will be available to any of the indemnitees listed in the above bullet points where the losses, claims, damages, liabilities, joint or several expenses, judgments, fines and settlements resulted or arose from any act or omission that:

•    was outside the scope of authority conferred by the Partnership Agreement or applicable law;

•    was in breach of, or was performed or omitted by actual fraud or in bad faith or constituted gross negligence or willful or reckless disregard of the obligations under the Partnership Agreement; or

•    was in breach of the fiduciary duty that would be owed to the shareholders of a limited company formed under the laws of the Republic of Singapore if the General Partner were a member of the board of directors of such company.

The termination of an action, suit or proceeding by judgment, order or settlement will not create a presumption that the Partnership indemnitee acted in a manner contrary to the above bullet points.

Under the SCA, any provision that purports to exempt a director or officer of a company or by which a company directly or indirectly provides an indemnity for a director or officer of the company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void except that, in addition to purchasing and maintaining for any director and officer insurance against any liability attaching to such director or officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company, a company may indemnify such director or officer against any liability incurred by the director or officer to a person other than the company, except when the indemnity is against:

(a)    any liability of the director or officer to pay (i) a fine in criminal proceedings, or (ii) a penalty sum payable to a regulatory authority for non-compliance with any requirement of a regulatory nature; or

(b)    any liability incurred by the director or officer (i) in defending criminal proceedings in which he is convicted, (ii) in defending civil proceedings brought by the company or a related company in which judgment is given against such director or officer; or (iii) in connection with an application for relief, as described below, in which the court refuses to grant him relief.

Our Constitution provides that subject to the provisions of the SCA, every director, managing director, secretary and other officer of the Company and our subsidiaries and affiliates, will be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties in relation thereto. No such person shall be liable for the acts or defaults of any other director or officer or for any loss or damage which may occur in the execution of the duties of his office unless the same shall happen through his own negligence, default, breach of duty or breach of trust.

Stockholder Rights Plan

Not applicable.	There is no concept of a shareholder rights plan under Singapore law. Accordingly, we do not have a shareholder rights plan.

Broadcom Cayman L.P.	Broadcom Limited
Appraisal/Dissenters’ Rights

Not applicable.	There are no equivalent provisions in Singapore under the SCA in a statutory merger.

Inspections of Shareholders List

The General Partner is required to keep appropriate registers and records, and under the Cayman Islands Limited Partnership Act, certain registers, with respect to the Partnership’s business at the principal office of the Partnership. The General Partner will forward to the Limited Partners all reports and financial statements which the General Partner determines to be necessary or appropriate, which shall, at a minimum, include all reports and financial statements that the Company transmits to our shareholders (as such).

Subject to the right of the General Partner to keep the Partnership information confidential, each Limited Partner has the right, for a purpose reasonably related to that Limited Partner’s own interest as a limited partner in the Partnership, to receive the following:

•    A current list of the name and last known address of each Limited Partner and the date of its subscription to the Partnership;

•    Copies of the Partnership Agreement, the declaration of limited partnership for the Partnership and the current record of Partners; and

•    Copies of minutes of meetings of the Partners.

Under the SCA, the register of members and index of a Singapore public company shall be open to the inspection of any shareholder without charge and of any other person on payment for each inspection of S$1 or such less sum as the company requires. Any shareholder or other person may request the company to furnish him with a copy of the register, or of any part thereof, but only so far as it relates to names, addresses, number of shares held and amounts paid on shares, on payment in advance of S$1 or such less sum as the company requires for every page thereof required to be copied and the company shall cause any copy so requested by any person to be sent to that person within a period of 21 days or within such further period as the Registrar of Companies considers reasonable in the circumstances commencing on the day after the day on which the request is received by the company.

Our Constitution provides that no shareholder may inspect any accounts or books or papers of the Company except as conferred by the SCA or authorized by our board of directors or by the Company in general meeting.

Dividend Rights

If a dividend has been declared and is payable in respect of an Ordinary Share, the Partnership will make a distribution in the same amount in respect of each corresponding Exchangeable Unit. The record date and payment date for distributions on the Exchangeable Units will be the same as the relevant record date and payment date for the dividends on the Ordinary Shares.

In no case will the Partnership be required to make a distribution if such distribution would violate the Cayman Islands Limited Partnerships Act or any other applicable law.

The SCA provides that no dividends can be paid to shareholders except out of profits.

The SCA does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

Our Constitution provides that no dividend can be paid otherwise than out of profits.

Broadcom Cayman L.P.	Broadcom Limited
Takeovers, Business Combinations and Mergers

The Partnership Agreement provides that for so long as Exchangeable Units remain outstanding:

•    The Company will not propose or recommend a tender offer, share exchange offer, merger, amalgamation, consolidation, recapitalization, reorganization or similar transactions with respect to Ordinary Shares, and no such transaction will be effected with the consent or approval of our board of directors, unless holders of Exchangeable Units are entitled to participate in the transaction to the same extent and on an equitably and economically equivalent basis as the holders of Ordinary Shares; and

•    The Company will not propose or recommend a tender offer, share exchange offer, merger, amalgamation, consolidation, recapitalization, reorganization or similar transactions with respect to Exchangeable Units, and no such transaction will be effected with the consent or approval of the Company’s board of directors, unless holders of Ordinary Shares are entitled to participate in the transaction to the same extent and on an equitably and economically equivalent basis as the holders of Exchangeable Units.

A holder of Exchangeable Units will not be entitled to exchange their Exchangeable Units into Ordinary Shares pursuant to the Exchange Right prior to February 1, 2017 (the one-year period following the completion of the Transaction, the “Restricted Period”). As a result, if a transaction with respect to Ordinary Shares was made in that period, a holder of Exchangeable Units could not participate in that transaction unless it was proposed or recommended by the Company or our board of directors or was otherwise effected with the consent or approval of our board of directors.

An amalgamation of two Singapore incorporated companies must be approved by, inter alia, the general meeting of each of the merging companies as a special resolution.

The Singapore Code on Take-overs and Merger will generally apply to any acquisition of voting rights in a public company with more than 50 shareholders and net tangible assets of S$5 million or more. The extent to which the Singapore Code on Take-overs and Merger would apply to an acquisition depends on the facts and circumstances of the transaction.

According to the SCA, the board of directors may not sell or transfer all or substantially all of the company’s undertaking or property unless the aforesaid is approved by the general meeting of the shareholders. Similarly, our Constitution provides that our board of directors shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company’s undertaking unless such proposals have been approved by us in a general meeting.

Transferability of Ordinary Shares / Exchangeable Units

Unless otherwise approved in writing by the General Partner in its sole discretion, holders of Exchangeable Units generally may not transfer interests in such Exchangeable Units, except for transfers:

•    following the end of the Restricted Period;

•    pursuant to a Control Transaction Exchange (as defined in the Partnership Agreement);

Our Constitution provides that there shall be no restriction on the transfer of shares (except where restricted by law, by contract or by the listing rules, rules and/or bylaws of any stock exchange upon which the shares of the Company may be listed).

Broadcom Cayman L.P.	Broadcom Limited

•    pursuant to the exercise of an Exchange Right in accordance with the terms of the Partnership Agreement;

•    by a Partner to the Company or any of our subsidiaries;

•    by any Partner to any member of such Partner’s immediate family, or to trusts solely for the benefit of such Partner (or the ultimate beneficial owner of the Exchangeable Units held by such Partner) or any member of such Partner’s (or such beneficial owner’s) immediate family, by will or otherwise upon the death of such Partner or otherwise for estate planning purposes, by operation of law, to any other Partner, or for charitable purposes or as charitable gifts or donations; or

•    to certain persons or entities for certain estate planning purposes as set forth on Schedule B to the Partnership Agreement;

provided, however, that (i) the restrictions contained in the Partnership Agreement will continue to apply to the Exchangeable Units after any such transfer and (ii) with respect to the last two bullet points above, the transferees of the Exchangeable Units must agree in writing to be bound by the provisions of the Partnership Agreement.

In addition, from and after the end of the Restricted Period, holders of Exchangeable Units will, from time to time, have the right to require the Partnership to repurchase any or all of the Exchangeable Units held by such holder for either (i) Ordinary Shares or (ii) the Cash Amount, the form of consideration to be determined by the General Partner for and on behalf of the Partnership in its sole discretion; provided, that prior to the Transaction, unless waived by the Company (in our sole discretion), it is a further condition precedent to the obligation of the Partnership to repurchase such Exchangeable Units, and the holder of such Exchangeable Units shall not be permitted to exercise an Exchange Right, unless we have received a 7874 Opinion and an Auditor Determination.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the issuance from time to time of up to 22,804,951 Ordinary Shares to holders of an equal number of Exchangeable Units of the Partnership. The Ordinary Shares registered under this prospectus supplement will only be issued to the extent that holders of the Exchangeable Units of the Partnership elect to exchange such Exchangeable Units, and Broadcom, in our sole discretion as the General Partner of the Partnership, elects to provide Ordinary Shares instead of cash in exchange for such Exchangeable Units. In accordance with the Partnership Agreement, on the Exchange Date, we will cancel a number of Special Voting Shares (as defined herein) equal to the number of Exchangeable Units being exchanged and the holder of such Exchangeable Units will no longer be entitled to direct the trustee, as their proxy, to vote such Special Voting Shares on their behalf in votes that are presented to the holders of Ordinary Shares in accordance with the terms of the Voting Trust Agreement. We will not receive any cash proceeds from the issuance of any of our Ordinary Shares upon an exchange of Exchangeable Units, but we will acquire an equal number of Common Units upon cancellation of the Exchangeable Units exchanged for Ordinary Shares in exchange for such issuances.

We will pay all expenses incurred in connection with registering our Ordinary Shares, including the following: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing and distribution expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of our officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the shares on each securities exchange on which similar securities issued by us are then listed, (vi) fees and disbursements of our counsel and our independent public accountants and (vii) the fees and expenses of any experts retained by us in connection with such registration, including accounting fees and expenses. The holders of our Ordinary Shares will be responsible for the payment of any and all other expenses incurred by the holders in connection with the sale or disposition of our Ordinary Shares, including, without limitation, brokerage and sales commissions, fees and disbursements of such holder’s counsel, accountants and other third party advisors, and any transfer or other taxes relating to the sale or disposition of our Ordinary Shares.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

In General

The following discussion is a summary of (i) the material U.S. federal income tax considerations to U.S. Holders who exercise their right to require the redemption of Exchangeable Units and (ii) the material U.S. federal income tax considerations to such U.S. Holders of owning and disposing of Ordinary Shares. The discussion is based on and subject to the Code, the U.S. Treasury Regulations promulgated thereunder, administrative guidance and court decisions, in each case, as of the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. The discussion assumes that equityholders hold their Exchangeable Units (and will hold any Ordinary Shares received in exchange for such units) as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion also assumes that we will not be treated as a U.S. corporation under Section 7874 of the Code. The discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income, or to any holders subject to special treatment under the Code, such as:

•	banks, thrifts, mutual funds and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	brokers or dealers in securities;

•	tax-exempt organizations or governmental organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currency;

•	individual retirement and other deferred accounts;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	“passive foreign investment companies” or “controlled foreign corporations”, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	U.S. Holders who own or are deemed to own 10% or more of the Company’s voting stock;

•	persons who hold their shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;

•	persons who purchase or sell their shares as part of a wash sale for tax purposes;

•	“S corporations”, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein); and

•	persons who received their shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

The discussion does not address any tax consequences to Non-U.S. Holders of Exchangeable Units, nor does it discuss any non-income tax considerations or any non-United States tax consequences, or any United States state or local tax consequences to holders of Exchangeable Units or Ordinary Shares. For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Ordinary Shares or Exchangeable Units that for U.S. federal income tax purposes is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of Ordinary Shares or Exchangeable Units who is an individual, corporation, estate or trust, in each case, that is not a U.S. Holder.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds Ordinary Shares or Exchangeable Units, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the Transaction and the ownership and disposition of our Ordinary Shares and Exchangeable Units.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF ORDINARY SHARES OR EXCHANGEABLE UNITS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OR EXCHANGE OF EXCHANGEABLE UNITS, AND THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF SUCH MATTERS ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Material U.S. Federal Income Tax Considerations to U.S. Holders who Exercise Their Right to Require the Redemption of Exchangeable Units

Tax Treatment of a Redemption or Sale of Exchangeable Units by a U.S. Holder

If Broadcom elects to assume and perform the redemption obligation by way of a Direct Exchange, the exchange will be treated by Broadcom and the Partnership as a sale of such units by the redeeming holder to Broadcom in a fully taxable transaction. In that event, such sale will be fully taxable to the redeeming holder and such redeeming holder will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of our Ordinary Shares received in the exchange plus the amount of Partnership liabilities allocable to such Exchangeable Units at the time of the exchange. The determination of gain or loss in event of sale treatment is discussed more fully below.

If Broadcom does not elect to assume the redemption obligation by way of a Direct Exchange, the Partnership may redeem such Exchangeable Units for cash or Ordinary Shares. If the Partnership redeems units for cash or Ordinary Shares that Broadcom contributes to it to effect such redemption, the redemption of those Exchangeable Units likely would be treated for tax purposes as a sale of such Exchange Units to Broadcom in a fully taxable transaction, although the matter is not free from doubt. In that event, the redeeming partner would be treated as realizing an amount equal to the sum of the cash or the value of our Ordinary Shares, in each case, received in the exchange plus the amount of the Partnership’s liabilities allocable to the redeemed Exchangeable Units at the time of the redemption. The determination of the amount of gain or loss is discussed more fully below.

A sale of all or a portion of a U.S. Holder’s interest in its Exchangeable Units to Broadcom will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including any amount realized in connection with the deemed assumption of partnership liabilities allocated to such U.S. Holder) and the U.S. Holder’s adjusted tax basis in its Exchangeable Units sold.

Generally, where a holder has acquired his or her Exchangeable Units in a transaction in which gain was not recognized for U.S. federal income tax purposes, such holder’s initial tax basis in his or her Exchangeable Units will have been equal to the tax basis in the assets transferred in connection with that transaction. A U.S. Holder’s adjusted tax basis will thereafter be adjusted by its allocable share of Partnership’s income or loss, and will be increased for any additional capital contributions made to the Partnership (including deemed capital contributions resulting from increases in such holder’s share of Partnership liabilities), and reduced (but not below zero) for any distributions received from the Partnership (including any deemed distributions resulting from decreases in such holder’s share of Partnership liabilities). Because the amount realized includes a U.S. Holder’s share of the Partnership’s liabilities attributable to the Exchangeable Units being disposed of, the gain recognized on the sale of Exchangeable Units could result in a tax liability in excess of any cash received from the sale. Except as described below, any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for its interest exceeds one year. A portion of such gain may be treated as ordinary income under the Code to the extent attributable to the U.S. Holder’s allocable share of unrealized gain in the Partnership’s assets to the extent described in Section 751 of the Code (generally, “unrealized receivables” and certain “inventory items”). Long-term capital gains of non-corporate U.S. Holders (including individuals) will be subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of Exchangeable Units generally will be treated as U.S.-source gain or loss.

A partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership.

If, instead of Broadcom acquiring the Exchangeable Units (or the Partnership acquiring them using cash or Ordinary Shares, as applicable, contributed by Broadcom), the Partnership redeems a holder’s Exchangeable Units for cash that is not contributed by Broadcom to effect the redemption, the redemption will not be treated as a sale to Broadcom of the redeeming holder’s Exchangeable Units. Rather, the redemption of the holder’s Exchangeable Units would be treated as a repurchase of such units by the Partnership. If the Partnership redeems less than all of a holder’s units, such holder would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only if and to the extent that the cash, plus the share of the Partnership’s liabilities allocable to the redeemed Exchangeable Units, exceeded the holder’s adjusted tax basis in all of such holder’s Exchangeable Units immediately before the redemption. Under the Code, a transfer of property by a partner to a partnership followed by a related transfer by the partnership of money or other property to the partner is generally treated as a “disguised sale” if (i) the second transfer would not have occurred but for the first transfer and (ii) the second transfer is not dependent on the entrepreneurial risks of the partnership’s operations. In a disguised sale, the partner is treated as if he or she should the contributed property to the partnership as of the date the property was originally contributed to the partnership. Transfers of money or other property made within two years of a holder’s contribution of property to the Partnership must be reported to the IRS and are presumed to be disguised sales unless the facts and circumstances clearly establish otherwise. You are urged to consult your tax advisor regarding the specific federal, state, local and non-U.S. tax consequences to you if the Partnership elects to redeem your units for cash.

U.S. Information Reporting and Backup Withholding

Proceeds received by U.S. Holders on the disposition of Exchangeable Units will generally be subject to U.S. information reporting and possible backup withholding. Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number and makes any other required certification on Internal Revenue Service Form W-9 or that is otherwise exempt from backup withholding.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may receive a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner. Certain individuals holding Exchangeable Units, other than in accounts at certain financial institutions, may be subject to additional information reporting requirements. You should consult your tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Material U.S. Federal Income Tax Considerations to U.S. Holders of Owning and Disposing of Ordinary Shares

Taxation of Dividends and Other Distributions on Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the U.S. dollar amount of the gross amount of any distribution the Company makes to you with respect to Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includible in your gross income, in the year actually or constructively received, as dividend income, but only to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess will be treated first as a tax-free return of your tax basis in our Ordinary Shares you hold, and then, to the extent such excess amount exceeds your tax basis in the Ordinary Shares, as capital gain. If we do not calculate its earnings and profits under U.S. federal income tax principles, you should expect that any distribution the Company makes to you will be reported as a dividend even if such distribution would otherwise be treated as a tax-free return of capital or as capital gain under the rules described above. Any dividends the Company pays will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to certain non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to “qualified dividend income,” provided that (i) Ordinary Shares are readily tradable on an established securities market in the United States, (ii) the Company is neither a passive foreign investment company nor treated as such with respect to you (as discussed below under “— Passive Foreign Investment Company Status”) for its taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. Under IRS authority, stock is considered for the purpose of clause (i) above to be readily tradable on an established securities market in the United States if the stock is listed on NASDAQ, as Ordinary Shares will be. You should consult your tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for any dividends we pay with respect to the Ordinary Shares.

For foreign tax credit purposes, the limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, any dividends the Company pays with respect to the Ordinary Shares will generally constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” Any dividends we pay to you will generally constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The rules relating to the determination of the foreign tax credit are complex and you should consult your tax advisors regarding the availability of a foreign tax credit in your particular circumstances.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an Ordinary Share equal to the difference between the amount realized (in U.S. dollars) for such Ordinary Share and your tax basis (in U.S. dollars) in such Ordinary Share. The gain or loss will generally be capital gain or loss. Capital gains of non-corporate U.S. Holders (including individuals) may be eligible for the preferential U.S. federal income tax rates applicable to long-term capital gains if the U.S. Holder’s holding period for the Ordinary Share exceeds one year. The deductibility of capital losses is subject to limitations. Any gain or loss that you recognize on a disposition of Ordinary Shares will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes. You should consult your tax advisors regarding the proper treatment of gain or loss in your particular circumstances.

Passive Foreign Investment Company Status

Based on the current and anticipated valuation of its assets, including goodwill and other unbooked intangibles, and composition of its income and assets, we do not expect to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for its 2016 taxable year or any future taxable year. However, the application of the PFIC rules is subject to ambiguity in several respects. In addition, the Company’s actual PFIC status for the current taxable year or any future taxable year will not be determinable until after the close of each such year. Accordingly, we cannot assure you that we will not be a PFIC for its current taxable year or any future taxable year.

A non-U.S. corporation will be a PFIC for any taxable year if, applying certain look-through rules, either:

•	at least 75% of its gross income for such year is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”).

We must make a separate determination each taxable year as to whether it is a PFIC. As a result, the Company’s PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined by reference to the market price of Ordinary Shares, fluctuations in the market price of Ordinary Shares may cause the Company to become a PFIC. In addition, changes in the composition of the Company’s income and assets may cause it to become a PFIC. If the Company is a PFIC for any taxable year during which you hold Ordinary Shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold Ordinary Shares, unless the Company ceases to be a PFIC and you make a “deemed sale” election with respect to your Ordinary Shares. If such election is timely made, you will be deemed to have sold the Ordinary Shares you hold at their fair market value on the last day of the last taxable year for which the Company was a PFIC and any gain from such deemed sale would be subject to the rules described in the following paragraph. In addition, a new holding period would be deemed to begin for the Ordinary Shares for purposes of the PFIC rules. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, your Ordinary Shares with respect to which such election was made will not be treated as shares in a PFIC.

For each taxable year that we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you recognize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or recognized gain will be allocated ratably over your holding period for the Ordinary Shares;

•	the amount allocated to the current taxable year, and any taxable years in your holding period prior to the first taxable year in which the Company was a PFIC, will be treated as ordinary income; and

•	the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year, and the interest charge generally applicable to under-payments of tax will be imposed on the resulting tax attributable to each such year.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the PFIC rules described above regarding excess distributions and recognized gains. If you make a mark-to-market election for Ordinary Shares, you will include in gross income for each year that the Company is a PFIC an amount equal to the excess, if any, of the fair market value of the Ordinary Shares you hold as of the close of your taxable year over your adjusted basis in such Ordinary Shares. You will be allowed a deduction for the excess, if any, of the adjusted basis of Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as any gain on the actual sale or other disposition of the Ordinary Shares, will be treated as ordinary income. If you make a valid mark-to-market election, any distributions that we make would generally be subject to the tax rules discussed above under “— Taxation of Dividends and Other Distributions on Ordinary Shares,” except that the lower tax rate applicable to qualified dividend income generally would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable U.S. Treasury Regulations. Ordinary Shares will be listed on NASDAQ, which is a qualified exchange or other market for these purposes. Consequently, we expect that, provided the Ordinary Shares are regularly traded and you are a holder of the Ordinary Shares, the mark-to-market election would be available to you if the Company becomes a PFIC. You should consult your tax advisors as to the availability and desirability of a mark-to-market election.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the PFIC rules described above regarding excess distributions and recognized gains. A U.S. Holder that makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the Company’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if the PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury Regulations. The Company currently does not intend to prepare or provide the information that would enable you to make a qualified electing fund election.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. If we become a PFIC, you should consult your tax advisors regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding the application of the PFIC rules to your investment in Ordinary Shares and the elections discussed above or any other elections that may be available to you.

U.S. Information Reporting and Backup Withholding

Dividend payments with respect to Ordinary Shares and proceeds received on the disposition of Ordinary Shares will generally be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or that is otherwise exempt from backup withholding. U.S. Holders that are exempt from backup withholding should still complete IRS Form W-9 to avoid possible erroneous backup withholding. Certain individuals holding Ordinary Shares other than in an account at certain financial institutions may be subject to additional information reporting requirements. You should consult your tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS and furnishing any required information in a timely manner.

FATCA

Provisions under Sections 1471 through 1474 of the Code and applicable U.S. Treasury Regulations commonly referred to as “FATCA” generally impose 30% withholding on certain “withholdable payments” and, in the future, may impose such withholding on “foreign passthru payments” made by a “foreign financial institution” (each as defined in the Code) that has entered into an agreement with the IRS to perform certain diligence and reporting obligations with respect to the foreign financial institution’s U.S.-owned accounts. The United States has entered into an intergovernmental agreement (“IGA”), with the Cayman Islands, which modifies the FATCA withholding regime described above. It is not clear whether the Partnership would be treated as a foreign financial institution subject to the diligence, reporting and withholding obligations under FATCA, or the Cayman Islands IGA. Furthermore, it is not yet clear how the Cayman Islands IGA will address foreign passthru payments. Prospective investors should consult their tax advisors regarding the potential impact of FATCA, the Cayman Islands IGA and any non-U.S. legislation implementing FATCA on their ownership of Exchangeable Units.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the Ordinary Shares with respect to Singapore law will be passed upon for us by Allen & Gledhill LLP, Singapore.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Broadcom Limited for the year ended October 30, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.broadcom.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

HOW CAN I EXCHANGE MY EXCHANGEABLE UNITS

Holders of Exchangeable Units should contact our Transfer Agent, Computershare Trust Company, N.A., for information on how to exchange their Exchangeable Units. Any such request may be made by telephoning our Transfer Agent at the following phone number or visiting the website listed below:

Computershare Trust Company, N.A.

+1 (877) 373-6374

https://broadcom.investortender.com

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus supplement and the accompanying base prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus supplement and the accompanying base prospectus incorporate by reference the documents listed below that we have previously filed and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (excluding any document, or portion thereof, to the extent such document or portion thereof is furnished and not filed):

•	Annual Report on Form 10-K for the fiscal year ended October 30, 2016, filed with the SEC on December 23, 2016;

•	Current Reports on Form 8-K and Form 8-K/A filed with the SEC on December 23, 2016, January 9, 2017, January 11, 2017, January 12, 2017 and January 20, 2017; and

•	the description of our ordinary shares contained in the 8-K12B and the Registration Statement on Form S-4 (Commission File No. 333-205938) filed by us and the Partnership and declared effective on September 25, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying base prospectus will be deemed to be modified or superseded for the purposes of this prospectus supplement and the accompanying base prospectus to the extent that a later statement contained in this prospectus supplement or in any other document incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying base prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus supplement is delivered, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Broadcom Limited

Attn: Investor Relations

1320 Ridder Park Drive

San Jose, California 95131 U.S.A.

Telephone: +1 (408) 435-7400

These documents can also be requested through, and are available in, the Investors section of our website, which is located at www.broadcom.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

PROSPECTUS

Broadcom Limited

Ordinary Shares

Debt Securities

Warrants

Rights

Purchase Contracts

Units

From time to time, we or certain selling securityholders may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide the specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on The NASDAQ Global Select Market (“Nasdaq”) under the symbol “AVGO.” On March 1, 2016, the last reported sale price of our ordinary shares on Nasdaq was $138.43 per share.

As more fully described below under “Our Company”, on February 1, 2016, following the consummation of a scheme of arrangement and certain merger transactions, Avago Technologies Limited, a limited company incorporated under the laws of the Republic of Singapore (“Avago”), and Broadcom Corporation, a California corporation (“Broadcom Corporation”), became our indirect subsidiaries. In connection with such transactions, we were renamed Broadcom Limited and became the successor to Avago and Broadcom Corporation for certain purposes under both the Securities Act and the Exchange Act.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND/OR CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 1.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select, or through a combination of these methods. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. If we or the selling securityholders use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 4, 2016

Important Notice About the Information Presented In This Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition and results of operations may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. To the extent that this prospectus is used by any securityholder to resell any securities, information with respect to the securityholder and the terms of the securities being offered will be contained in a prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with the applicable prospectus supplements, any applicable free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to the securities we may offer or any selling securityholder may offer. Please carefully read both this prospectus and the applicable prospectus supplement and any applicable free writing prospectus, together with the documents incorporated by reference into this prospectus described below under the heading “Where You Can Find More Information,” before making a decision to purchase any of our securities.

The prospectus supplement will describe: the specific terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and the other specific material terms related to the offering of the securities. The prospectus supplement may also contain information, where applicable, about material United States federal income tax considerations relating to the securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for the subscription or purchase, of any of the securities registered hereby may not be circulated or distributed, nor may any of the securities registered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable provision of the SFA, other than Section 280 of the SFA.

As used in this prospectus, “Broadcom,” “Company,” “we,” “our” or “us” refers to Broadcom Limited and its subsidiaries on a consolidated basis, unless otherwise indicated. When we refer to “you,” we mean the holders of the applicable class or series of securities issued by Broadcom Limited.

ii

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, before making an investment decision. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.broadcom.com. You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC. The information that we file later with the SEC will automatically update and supersede this information.

This prospectus incorporates by reference the documents listed below that we and Avago have previously filed with the SEC and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering (excluding any document, or portion thereof, to the extent such document or portion thereof is furnished and not filed):

•	Avago’s Annual Report on Form 10-K for the fiscal year ended November 1, 2015, filed with the SEC on December 17, 2015 (the “Avago 10-K”);

•	Avago’s Current Reports on Form 8-K filed with the SEC on November 10, 2015, December 7, 2015, December 9, 2015 and February 2, 2016;

•	Broadcom’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 23, 2016 (other than (i) the portions thereof which are furnished and not filed and (ii) the information therein that is not specifically incorporated by reference in the Avago 10-K);

•	Broadcom’s Current Reports on Form 8-K filed with the SEC on February 2, 2016 and March 3, 2016 and on Form 8-K12B filed with the SEC on February 2, 2016 and as amended on March 2, 2016 (as amended, the “8-K12B”) (which includes audited consolidated financial statements of Broadcom Corporation as of December 31, 2015 and 2014, the related audited consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for Broadcom for each of the years in the three year period ended December 31, 2015 and evidences the registration of Broadcom’s ordinary shares under Section 12(b) of the Exchange Act and includes therein a description of Broadcom’s ordinary shares);

•	the description of Broadcom’s ordinary shares contained in the 8-K12B and the Registration Statement on Form S-4 (File No. 333-205938) filed by Broadcom and Safari Cayman L.P. and declared effective on September 25, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference or deemed incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference or deemed incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

Broadcom Limited

Attn: Investor Relations

c/o Avago Technologies U.S. Inc.

1320 Ridder Park Drive

San Jose, California 95131 U.S.A.

Telephone: +1 (408) 435-7400

These documents can also be requested through, and are available in, the Investors section of our website, which is located at www.broadcom.com, or as described under “Where You Can Find More Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus may contain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. These statements are indicated by words or phrases such as “anticipate,” “expect,” “estimate,” “seek,” “plan,” “believe,” “could,” “intend,” “will,” and similar words or phrases. These forward-looking statements may include projections of financial information; statements about historical results that may suggest trends for our business; statements of the plans, strategies, and objectives of management for future operations, including merger, acquisition and divestiture and related activities; statements about (i) the expected benefits of our acquisition of Broadcom Corporation, (ii) the combined organization’s plans, objectives and intentions with respect to future operations and products, (iii) the combined organization’s competitive position and opportunities, and (iv) the impact of the transaction on the market for the combined organization’s products; statements of expectation or belief regarding future events, technology developments, our products, product sales, expenses, liquidity, cash flow and growth rates, customer concentration and relationships, or enforceability of our intellectual property rights; and the effects of seasonality on our business. Such statements are based on current expectations, estimates, forecasts and projections of our or industry performance and macroeconomic conditions based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Accordingly, we caution you not to place undue reliance on these statements. For example, there can be no assurance that we will achieve the expected benefits of our acquisition of Broadcom Corporation or other acquisitions, our product sales efforts, revenues or expenses will meet any expectations or follow any trend(s), or that our ability to compete effectively will be successful or yield anticipated results. Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors,” elsewhere in this prospectus or any prospectus supplement or free writing prospectus, or incorporated by reference into this prospectus or any prospectus supplement or free writing prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus and any prospectus supplement or free writing prospectus. Some of the factors that we believe could affect our results include:

•	our ability to successfully integrate and realize the anticipated benefits of our acquisition of Broadcom Corporation;

•	customer concentration and the demands or loss of our significant customers;

•	our ability to adjust our supply chain capacity due to changing market or other conditions or failure to accurately estimate our customers’ demand;

•	our substantial capital investments in our wireless product manufacturing facilities;

•	improve manufacturing efficiency and quality;

•	increased dependence on a small number of markets;

•	quarterly and annual fluctuations in operating results;

•	cyclicality in the semiconductor industry or in our target markets;

•	global economic conditions and concerns;

•	our competitive performance and ability to continue achieving design wins with our customers and the timing of those design wins;

•	target market acceptance of the end products into which our products are designed;

•	our dependence on contract manufacturing and suppliers and our ability to bring products to market;

•	prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations;

•	our ability to maintain or improve gross margin;

•	our ability to maintain tax concessions in certain jurisdictions;

•	our ability to protect our intellectual property and any associated increases in litigation expenditures;

•	any expenses or reputational damage associated with resolving customer product warranty and indemnification claims;

•	dependence on and risks associated with distributors of our products;

•	our substantial indebtedness and our ability to raise additional capital; and

•	other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

All of the forward-looking statements are qualified in their entirety by reference to the factors listed above and those discussed under the heading “Risk Factors” in this prospectus and any accompanying prospectus supplement or free writing prospectus and/or in Avago’s most recent annual report on Form 10-K, Item 1A under the heading “Risk Factors” and subsequent quarterly reports on Form 10-Q and in our or Avago’s other filings with the SEC that are incorporated by reference in this prospectus or any accompanying prospectus supplement. In addition, there may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. All forward-looking statements are based on information currently available to us. All of our forward-looking statements, including those included and incorporated by reference in this prospectus and any accompanying prospectus supplement, are qualified in their entirety by this statement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus or any prospectus supplement or incorporated by reference into this prospectus or any prospectus supplement may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS

We are incorporated in Singapore under the Companies Act, Chapter 50 of Singapore. Some of our directors reside outside the United States and a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or to enforce against us in United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Singapore under the common law doctrine of obligation.

Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. Such a determination has yet to be made by any Singapore court. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

OUR COMPANY

Broadcom is a limited company that was incorporated under the laws of the Republic of Singapore on March 3, 2015 under the name Pavonia Limited.

On February 1, 2016, pursuant to an Agreement and Plan of Merger, dated as of May 28, 2015, as amended, among Avago, Broadcom Corporation, Broadcom and other parties thereto, Avago, Broadcom Corporation and Broadcom consummated a scheme of arrangement and certain merger transactions, as a result of which Avago and Broadcom Corporation became indirect subsidiaries of Broadcom. Under the scheme of arrangement under Singapore law (the “Avago Scheme”), all issued ordinary shares in the capital of Avago were exchanged on a one-for-one basis for newly issued ordinary shares in the capital of Broadcom. Immediately following the consummation of the Avago Scheme, two subsidiaries of Broadcom merged with and into Broadcom Corporation with Broadcom Corporation as the surviving corporation of each such merger (such mergers and, together with the Avago Scheme, the “Transactions”). In connection with the consummation of the Transactions, Pavonia Limited was renamed Broadcom Limited on February 1, 2016. Broadcom is the successor to Avago and Broadcom Corporation for certain purposes under both the Securities Act and the Exchange Act and certain of Avago’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus.

Our Singapore company registration number is 201505572G. The address of our registered office and our principal executive offices is 1 Yishun Avenue 7, Singapore 768923, and our telephone number is +65-6755-7888. All of our operations are conducted through our various subsidiaries, which are organized and operated according to the laws of their country of incorporation, and consolidated by Broadcom.

Our website address is www.broadcom.com. The information on, or accessible through, our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

(in millions)

	Year Ended
	October 30, 2011	October 28, 2012	November 3, 2013	November 2, 2014	November 1, 2015
Ratio of earnings (loss) to fixed charges (1)	68.0	121.6	94.4	3.7	7.6

(1)	The ratios above for the five fiscal years ended November 1, 2015 are those of Avago. For purposes of computing this ratio of earnings to fixed charges, “fixed charges” consist of interest expense on all indebtedness plus amortization of debt issuance costs and an estimate of interest expense within rental expense. “Earnings” consist of pre-tax income (loss) from continuing operations plus fixed charges.

USE OF PROCEEDS

Unless otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of our securities under this prospectus for our general corporate purposes. We will not receive any of the proceeds from sales of securities by selling securityholders, if any, pursuant to this prospectus.

DESCRIPTION OF SHARE CAPITAL

General

As of February 28, 2016, we had:

•	390,447,960 ordinary shares held by 157 shareholders of record;

•	30,027,472 ordinary shares issuable upon exercise of outstanding options to acquire our ordinary shares and on the vesting of restricted share units; and

•	22,804,591 Special Preference Shares (as described in further detail below under the heading “Preference Shares”).

The following description of our share capital, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the ordinary shares that we may offer from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares that we and certain securityholders may offer, we will describe the particular terms of any offering in more detail in the applicable prospectus supplement. The following description of our share capital and provisions of our constitution are summaries and are qualified by reference to the constitution, copies of which have been filed with the SEC.

Ordinary Shares

We currently have only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. There is no concept of par value or authorized share capital under Singapore law. All shares issued are fully paid and existing shareholders are not subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, any purchaser of our shares who has fully paid up all amounts due with respect to such shares will not be subject under Singapore law to any personal liability to contribute to the assets or liabilities of our company in such purchaser’s capacity solely as a holder of such shares. This interpretation is substantively consistent with the concept of “non-assessability” under most, if not all, U.S. state corporations laws. All shares are in registered form. We cannot, except in the circumstances permitted by the Companies Act, Chapter 50 of Singapore (the “SCA”), grant any financial assistance for the acquisition or proposed acquisition of our own shares.

There is a provision in our constitution which enables us to issue shares with preferential, deferred, qualified, limited, conditional or other special rights, privileges, conditions or such restrictions, whether in regard to dividend, voting (including shares with no voting rights), return of capital, redemption or otherwise, as our directors may deem fit with respect to additional classes of shares, subject to the provisions of the SCA, our constitution and any special rights previously conferred on the holders of any existing shares or class of shares. For more information, see “—Preference Shares”.

New Shares

Under Singapore law and our constitution, new shares may be issued only with the prior approval of our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issuance of shares. Such general approval, if granted, will lapse at the earlier of:

•	the conclusion of the next annual general meeting;

•	the expiration of the period within which the next annual general meeting is required by law to be held (i.e., within 15 months from the last annual general meeting); or

•	the subsequent revocation or modification of approval by our shareholders acting at a duly convened meeting.

Preference Shares

Our constitution provides that we may, subject to the prior approval in a general meeting of our shareholders, issue shares of a different class with preferential, deferred, qualified, limited, conditional or other special rights, privileges or conditions as our board of directors may determine. Under Singapore law, our preference shareholders will have the right to attend any general meeting and in a poll at such general meeting, to have at least one vote for every preference share held:

•	on a resolution to wind up the company voluntarily under Section 290 of the SCA; or

•	on a resolution to vary any right attached to such preference shares.

We may, subject to the prior approval in a general meeting of our shareholders, issue preference shares which are, at our option, subject to redemption, provided that such preference shares may not be redeemed out of capital unless:

•	all the directors have made a solvency statement in relation to such redemption; and

•	we have lodged a copy of the statement with the Singapore Registrar of Companies.

Further, the preference shares must be fully paid-up before they are redeemed.

We currently have only one class of issued non-economic voting preference shares (the “Special Preference Shares”), which have identical rights in all respects and rank equally with one another. Upon the closing of the Transactions, we issued 22,804,591 Special Preference Shares to Computershare Trust Company, N.A., as trustee under that certain voting trust agreement, dated as of February 1, 2016, with the Company. Pursuant to the terms of the voting trust agreement, the holders of Partnership exchangeable units will be able to direct the trustee, as their proxy, to vote on their behalf in votes that are presented to the holders of ordinary shares. Over time, Special Preference Shares will be redeemed as Partnership exchangeable units are exchanged in an amount designed to attain and preserve the voting rights intended to be provided under the voting trust agreement. See below under the heading “The Partnership—The Partnership Exchangeable Units” for further detail regarding these voting rights.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and our constitution, our ordinary shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in any usual or common form or in a form acceptable to the Company. The directors may in their discretion decline to register any transfer of shares on which we have a lien. The directors may also decline to register any transfer unless, among other things, evidence of payment of any stamp duty payable with respect to the transfer is provided together with other evidence of ownership and title as the directors may require. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing evidence and an indemnity as the directors may require and the payment of all applicable fees.

Election and Re-election of Directors

Under our constitution, our board of directors may appoint any person to be a director as an additional director or to fill a casual vacancy, provided that any person so appointed shall hold office only until the next annual general meeting, and shall then be eligible for re-election.

Under our constitution, no person other than a director retiring at a general meeting or any other person (who is not an incumbent director) is eligible for appointment as a director at any general meeting, without the recommendation of the Board for election. In addition to the aforesaid (i) in the case of a member or members who in aggregate hold(s) more than fifty percent of the total number of our issued and paid-up shares (excluding treasury shares), not less than ten days, or (ii) in the case of a member or members who in aggregate hold(s) more than five percent of the total number of our issued and paid-up shares (excluding treasury shares), not less than 120 days, before the date of the notice provided to members in connection with the general meeting, a written notice proposing a person for appointment and signed by such member or members (other than the person to be proposed for appointment) who (a) are qualified to attend and vote at the meeting for which such notice is given, and (b) have held shares representing the prescribed threshold in (i) or (ii) above, for a continuous period of at least one year prior to the date on which such notice is given, is lodged at our registered office in Singapore. Such a notice must also include the consent of the person nominated.

Shareholders’ Meetings

We are required to hold an annual general meeting each year and not more than 15 months after the holding of the last preceding annual general meeting. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the written request of shareholders representing not less than one-tenth of the total voting rights of all shareholders. In addition, two or more shareholders holding not less than one-tenth of our total number of issued shares (excluding our treasury shares) may call a meeting of our shareholders.

Unless otherwise required by law or by our constitution, voting at general meetings is by ordinary resolution passed by a simple majority of the total votes attached to all the fully paid-up shares which are represented at the meeting and voting on such resolution in person or by proxy. An ordinary resolution suffices, for example, for appointments of directors. A special resolution passed by a majority of not less than three-fourths of the total votes attached to all the fully paid-up shares which are represented at the meeting and voting on such resolution in person or by proxy is necessary for certain matters under Singapore law, such as an alteration of our constitution.

Voting Rights

Voting at any meeting of shareholders is by poll. On a poll every shareholder who is present in person or by proxy or by attorney, or in the case of a corporation, by a representative, has one vote for every share held by such shareholder.

Dividends

Our board of directors reviews our dividend policy regularly and the declaration and payment of any future dividends will be at the discretion and approval of our board of directors and subject to the continuing determination by our board of directors that such dividends are in the Company’s best interests. Future dividend payments will also depend upon such factors as our earnings level, capital requirements, contractual restrictions, cash position, overall financial condition and any other factors deemed relevant by our board of directors.

The payment of cash dividends on our ordinary shares is restricted under applicable law and our corporate structure. Pursuant to Singapore law and our constitution, no dividends may be paid except out of our profits. Also, because we are a holding company, our ability to pay cash dividends on our ordinary shares may be limited by restrictions on our ability to obtain sufficient funds through dividends from subsidiaries, the declaration and payment of which are subject to restrictions under the terms of the Credit Agreement, dated February 1, 2016, and to which certain of our subsidiaries are party.

A holder of Special Preference Shares shall not be entitled to receive any dividends, notwithstanding the declaration and payment of any dividends to the holders of the ordinary shares.

Takeovers

The Singapore Code on Take-overs and Mergers regulates, among other things, the acquisition of ordinary shares of Singapore-incorporated public companies. Any person acquiring an interest, whether by a series of transactions over a period of time or not, either on their own or together with parties acting in concert with such person, in 30% or more of our voting shares, or, if such person holds, either on their own or together with parties acting in concert with such person, between 30% and 50% (amounts inclusive) of our voting shares, and such person (or parties acting in concert with such person) acquires additional voting shares representing more than 1% of our voting shares in any six-month period, must, except with the consent of the Securities Industry Council in Singapore, extend a mandatory takeover offer for the remaining voting shares in accordance with the provisions of the Singapore Code on Take-overs and Mergers.

“Parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They are as follows:

•	a company and its related corporations, the associated companies of any of the company and its related corporations, companies whose associated companies include any of these companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;

•	a company and its directors (including their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);

•	a company and its pension funds and employee share schemes;

•	a person with any investment company, unit trust or other fund whose investment such person manages on a discretionary basis but only in respect of the investment account which such person manages;

•	a financial or other professional adviser, including a stockbroker, and its clients in respect of shares held by the adviser and persons controlling, controlled by or under the same control as the adviser and all the funds managed by the adviser on a discretionary basis, where the shareholdings of the adviser and any of those funds in the client total 10% or more of the client’s equity share capital;

•	directors of a company (including their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent;

•	partners; and

•	an individual and such person’s close relatives, related trusts, any person who is accustomed to act in accordance with such person’s instructions and companies controlled by the individual, such person’s close relatives, related trusts or any person who is accustomed to act in accordance with such person’s instructions and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

A mandatory offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and within the six months preceding the acquisition of shares that triggered the mandatory offer obligation.

Under the Singapore Code on Take-overs and Mergers, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a mandatory general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the takeover offer must be given sufficient information, advice and time to consider and decide on the offer. These legal requirements may impede or delay a takeover of our company by a third-party.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings. In such a situation, after distribution of payment to all general creditors, senior debt and subordinated debt holders, a holder of Special Preference Shares will be entitled to receive, prior to and in preference to holders of ordinary shares and any other classes of shares or security which are subordinated to the Special Preference Shares, an amount equal to 0.001¢ per Special Preference Share.

Limitations on Rights to Hold or Vote Ordinary Shares

Except as discussed above under “Takeovers,” there are no limitations imposed by the laws of Singapore or by our constitution on the right of non-resident shareholders to hold or vote ordinary shares.

Limitations of Liability and Indemnification Matters

Our constitution provides that, subject to the provisions of the SCA, every director, managing director, secretary or other officer of our company or our subsidiaries and affiliates shall be entitled to be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred by him or her or to be incurred by him or her in the execution and discharge of his or her duties or in relation thereto and in particular and without prejudice to the generality of the foregoing, no director, managing director, secretary or other officer of our company or our subsidiaries and affiliates shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to our company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of our company or for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same happen through his or her own negligence, default, breach of duty or breach of trust.

The limitation of liability and indemnification provisions in our constitution may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the SEC may hold such indemnification as against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

The NASDAQ Global Select Market Listing

Our ordinary shares are listed on Nasdaq under the symbol “AVGO.”

Transfer Agent

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

THE PARTNERSHIP

Management: The General Partner

Broadcom is the sole general partner (the “General Partner”) of Broadcom Cayman L.P., an exempted limited partnership organized under the laws of the Cayman Islands and a subsidiary of the Company (“Partnership”) and manages all of Partnership’s operations and activities in accordance with its exempted limited partnership agreement. Subject to the terms of the exempted limited partnership agreement and the Exempted Limited Partnership Law (2014 Revision) of the Cayman Islands (as amended, the “Cayman Act”), the General Partner has the full and exclusive right, power and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of Partnership. The exempted limited partnership agreement provides that, in the performance of its duties and obligations under the exempted limited partnership agreement, the General Partner will owe to the limited partners of the Partnership the same fiduciary duties that would be owed to the shareholders of a limited company formed under the laws of the Republic of Singapore if the General Partner were a member of the board of directors of such company, except where another standard is expressly set forth in the exempted limited partnership agreement (in which event such other standard will apply).

Capital Structure of Partnership

The capital of Partnership consists of two classes of units: the common partnership units (“common units”) and the exchangeable limited partnership units (“Partnership exchangeable units”). The interest of General Partner is represented by common units. The interests of the limited partners are represented by the Partnership exchangeable units.

As of March 1, 2016, the Partnership had:

•	22,804,591 Partnership exchangeable units; and

•	390,237,855 common units.

The Partnership Exchangeable Units

Summary of Economic and Voting Rights

The Partnership exchangeable units are intended to provide economic and voting rights that are substantially equivalent to the corresponding rights afforded to holders of our ordinary shares. Under the terms of the exempted limited partnership agreement, the rights, privileges, restrictions and conditions attaching to the Partnership exchangeable units include the following:

•	From and after February 1, 2017, the Partnership exchangeable units will be exchangeable at any time, at the option of the holder (the “exchange right”), on a one-for-one basis for Broadcom ordinary shares (the “exchanged shares”), subject to our right as the general partner to determine to settle any such exchange for a cash payment in lieu of our ordinary shares. If we elect to make a cash payment in lieu of issuing ordinary shares, the amount of the cash payment will be the volume-weighted average trading price of our ordinary shares on NASDAQ for the for the immediately preceding full trading date prior to the date the holder notifies the Partnership that it intends to exercise the exchange right (the “exchangeable units cash amount”). Written notice of the determination of the form of consideration shall be given to the holder of the Partnership exchangeable units exercising the exchange right no later than five business days prior to the exchange date.

•

If a dividend or distribution has been declared and is payable in respect of a Broadcom ordinary share, Partnership will make a distribution in respect of each Partnership exchangeable unit in an amount equal to the dividend or distribution in respect of an ordinary share. The record date and payment date for distributions on the Partnership exchangeable units will be the same as the relevant record date and payment date for the dividends or distributions on our ordinary shares.

•	If we issue any ordinary shares in the form of a dividend or distribution on the Broadcom ordinary shares, Partnership will issue to each holder of Partnership exchangeable units, in respect of each exchangeable unit held by such holder, a number of Partnership exchangeable units equal to the number of ordinary shares issued in respect of each ordinary share.

•	If we issue or distribute rights, options or warrants or other securities or assets of Broadcom to the holders of our ordinary shares, Partnership is required to make a corresponding distribution to holders of the Partnership exchangeable units.

•	No subdivision or combination of our outstanding ordinary shares is permitted unless a corresponding subdivision or combination of Partnership exchangeable units is made.

•	We and our Board of Directors are prohibited from proposing or recommending an offer for our ordinary shares or for the Partnership exchangeable units unless the holders of the Partnership exchangeable units and the holders of Broadcom ordinary shares are entitled to participate to the same extent and on equitably equivalent basis.

•	Upon a dissolution and liquidation of Partnership, if Partnership exchangeable units remain outstanding and have not been exchanged for our ordinary shares, then the distribution of the assets of Partnership between holders of our ordinary shares and holders of Partnership exchangeable units will be made on a pro rata basis based on relative capital account balances. The terms of the Partnership exchangeable units do not provide for an automatic exchange of Partnership exchangeable units into Broadcom ordinary shares upon a dissolution or liquidation of Partnership or Broadcom.

•	Approval of holders of the Partnership exchangeable units is required for an action (such as an amendment to the exempted limited partnership agreement) that would affect the economic rights of an exchangeable unit relative to a Broadcom ordinary share.

The exempted limited partnership agreement also provides that for so long as Partnership exchangeable units remain outstanding, (i) we will not propose or recommend a formal bid for our ordinary shares, and no such bid will be effected with the consent or approval of our Board of Directors, unless holders of Partnership exchangeable units are entitled to participate in the bid to the same extent and on an equitably equivalent basis as the holders of our ordinary shares, and (ii) we will not propose or recommend a formal bid for Partnership exchangeable units, and no such bid will be effected with the consent or approval of our Board of Directors, unless holders of our ordinary shares are entitled to participate in the bid to the same extent and on an equitably equivalent basis as the holders of Partnership exchangeable units.

The holders of Partnership exchangeable units are indirectly entitled to direct the trustee, as the holder of all Special Preference Shares, to vote in respect of matters on which holders of our ordinary shares are entitled to vote, including in respect of the election of our directors. All Special Preference Shares are held by a trustee, entitling the trustee to that number of votes on matters on which holders of Broadcom ordinary shares are entitled to vote equal to the number of Partnership exchangeable units outstanding. The trustee is required to cast such votes in accordance with voting instructions provided by holders of Partnership exchangeable units. The trustee will exercise votes of Special Preference Shares only as directed by the holder of an equivalent number of Partnership exchangeable units and, in the absence of instructions from a holder of an exchangeable unit as to voting, will not exercise those votes. Except as otherwise required by the exempted limited partnership agreement, voting trust agreement or applicable law, the holders of the Partnership exchangeable units are not directly entitled to receive notice of or to attend any meeting of the unitholders of Partnership or to vote at any such meeting.

In the event that under applicable law any matter requires the approval of the holder of record or the Special Preference Shares, voting separately as a class, the trustee will, in respect of such vote, exercise all voting rights:

(i) where such matter would require the approval of the shareholders of Broadcom in addition to the separate vote of the holder of record of the Special Preference Shares, voting as a separate class, (a) in favor of the relevant matter where the result of the vote of the ordinary shares and the Special Preference Shares, voting together as a single class on such matter, was the approval of such matter and (b) against the relevant matter where the result of such combined vote was against the relevant matter; and (ii) as directed by Broadcom where such matter would only require the vote of the holder of record of the Special Preference Shares, voting as a separate class, provided that in the event of a vote on a proposal to amend our articles that would adversely affect the voting rights of the holders of Partnership exchangeable units, the trustee will exercise all voting rights for or against such proposed amendment based on the instructions of the holders of Partnership exchangeable units.

The foregoing description of the exempted limited partnership agreement and the voting trust agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the exempted limited partnership agreement and the voting trust agreement filed as Exhibits 3.2 and 3.3, respectively, to the 8-K12B and are incorporated herein by reference.

COMPARISON OF SHAREHOLDER RIGHTS

We are incorporated under the laws of Singapore. The following discussion summarizes material differences between the rights of holders of our ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware which result from differences in governing documents and the laws of Singapore and Delaware. For purposes of this section, we have summarized the Singapore Companies Act (“SCA”) as in effect as of the date hereof.

This discussion does not purport to be a complete or comprehensive statement of the rights of holders of our ordinary shares under applicable law in Singapore and our constitution or the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

The SCA contains the default constitution that applies to a Singapore-incorporated company to the extent they are not excluded or modified by a company’s constitution. They provide examples of the common provisions adopted by companies in their constitution. However, as is the usual practice for companies incorporated in Singapore, we have specifically excluded the application of these provisions in our constitution, which we refer to below as our constitution.

Delaware	Singapore—Broadcom Limited
Board of Directors

A typical certificate of incorporation and bylaws would provide that the number of directors on the board of directors will be fixed from time to time by a vote of the majority of the authorized directors. Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.	The constitution of companies will typically state the minimum and maximum number of directors as well as provide that the number of directors may be increased or reduced by shareholders via ordinary resolution passed at a general meeting, provided that the number of directors following such increase or reduction is within the maximum and minimum number of directors provided in our constitution and the SCA, respectively. Our constitution provides that the number of directors shall not be less than the minimum required by the SCA or more than 13. Under the SCA, the minimum number of directors shall be at least one director who is ordinarily resident in Singapore.

Limitation on Personal Liability of Directors

A typical certificate of incorporation provides for the elimination of personal monetary liability of directors for breach of fiduciary duties as directors to the fullest extent permissible under the laws of Delaware, except for liability (i) for any breach of a director’s loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the liability of directors for unlawful payment of a dividend or an unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit. A typical certificate of incorporation would also provide that if the Delaware General Corporation Law is amended so as to allow further elimination of, or limitations on, director liability, then the liability of directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

Under the SCA, any provision that purports to exempt a director or officer of a company or by which a company directly or indirectly provides an indemnity for a director or officer of the company against any liability attaching to \him in connection with any negligence, default, breach of duty or breach of trust in relation to the company continues to be void except that, in addition to purchasing and maintaining for any director and officer insurance against any liability attaching to such director or officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company, a company may indemnify such director or officer against any liability incurred by the director or officer to a person other than the company, except when the indemnity is against:

(a) any liability of the director or officer to pay (i) a fine in criminal proceedings, or (ii) a penalty sum payable to a regulatory authority for noncompliance with any requirement of a regulatory nature; or

(b) any liability incurred by the director or officer (i) in defending criminal proceedings in which he is convicted, (ii) in defending civil proceedings brought by the company or a related company in which judgment is given against such director or officer; or (iii) in connection with an application for relief, as described below, in which the court refuses to grant him relief.

Interested Shareholders

Section 203 of the Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in specified corporate transactions (such as mergers, stock and asset sales, and loans) with an “interested stockholder” for three years following the time that the stockholder becomes an interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person or group that owns 15% or more of the corporation’s outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

There are no comparable provisions in Singapore with respect to public companies which are not listed on the Singapore Exchange Securities Trading Limited.

A Delaware corporation may elect to “opt out” of, and not be governed by, Section 203 through a provision in either its original certificate of incorporation, or an amendment to its original certificate or bylaws that was approved by majority stockholder vote.

Removal of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred stock, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).	According to the SCA, directors of a Singapore public company may be removed before expiration of their term of office with or without cause by ordinary resolution (i.e., a resolution which is passed by a simple majority of those shareholders present and voting in person or by proxy). Notice of the intention to move such a resolution has to be given to the company not less than 28 days before the meeting at which it is moved. Our constitution provides that the company shall then give notice of such resolution to its shareholders not less than 45 days before the meeting. Where any director removed in this manner was appointed to represent the interests of any particular class of shareholders or debenture holders, the resolution to remove such director will not take effect until such director’s successor has been appointed.

Filling Vacancies on the Board of Directors

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred stock, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.	The constitution of a Singapore public company typically provides that the directors have the power to appoint any person to be a director, either to fill a vacancy or as an addition to the existing directors, provided that the total number of directors will not at any time exceed the maximum number fixed in the constitution. Any newly elected director shall hold office until the next following annual general meeting, where such director will then be eligible for re-election. Our constitution provides that the directors may appoint any person to be a director as an additional director or to fill a vacancy provided that any person so appointed will only hold office until the next annual general meeting, and will then be eligible for re-election by ordinary resolution.

Amendment of Governing Documents

Amendment of Certification of Incorporation and Bylaws

Under the Delaware General Corporation Law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment. If a class vote on the amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, the board of directors may amend bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.

Alteration to Constitution

Our constitution may be altered by special resolution (i.e., a resolution passed by majority of not less than three-fourths of the shares entitled to vote, present in person or by proxy at a meeting). The board of directors has no right to amend the constitution.

Meetings of Shareholders

Annual and Special Meetings

Typical bylaws provide that annual meetings of stockholders are to be held on a date and at a time fixed by the board of directors. Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Annual General Meetings

All companies are required to hold an annual general meeting once every calendar year. The first annual general meeting must be held within 18 months of the company’s incorporation and subsequently, not more than 15 months may elapse between annual general meetings.

Extraordinary General Meetings

Any general meeting other than the annual general meeting is called an “extraordinary general meeting”. Two or more shareholders holding not less than 10% of the total number of issued shares (excluding treasury shares) may call an extraordinary general meeting.

Notwithstanding anything in the constitution, the directors are required to convene a general meeting if required to do so by requisition (i.e., written notice to directors requiring that a meeting be called) by shareholder(s) holding not less than 10% of the paid-up capital of the company carrying voting rights. Our constitution provides that the directors may, whenever they think fit, convene an extraordinary general meeting.

Quorum Requirements

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Quorum Requirements

Our constitution provides that shareholders entitled to vote holding a majority of the number of our issued and paid-up shares, present in person or by proxy at a meeting, shall be a quorum. In the event a quorum is not present, the meeting may be adjourned for one week. When reconvened, the quorum for the meeting will be shareholders entitled to vote holding between them a majority of the number of our issued and paid-up shares, present in person or by proxy at such meeting.

Indemnification of Officers, Directors and Employees

Under the Delaware General Corporation Law, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

•    acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or, in some circumstances, at least not opposed to its best interests; and

•    in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware corporate law permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which the action or suit was brought determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses which the court deems to be proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by Delaware

Our constitution provides that subject to the provisions of the SCA, every director, managing director, secretary and other officer of the Company and its subsidiaries and affiliates, will be indemnified against all costs, charges, losses, expenses and liabilities incurred by him or her or to be incurred by him or her in the execution and discharge of his or her duties or in relation thereto and in particular and without prejudice to the generality of the foregoing, no director, managing director, secretary or other officer of our company or our subsidiaries and affiliates shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to our company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of our company or for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his or her office or in relation thereto unless the same happen through his or her own negligence, default, breach of duty or breach of trust.

corporate law to indemnify such person for reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of that person to repay the amount if it is ultimately determined that that person is not entitled to be so indemnified.

Shareholder Approval of Business Combinations

Generally, under the Delaware General Corporation Law, completion of a merger, consolidation, or the sale, lease or exchange of substantially all of a corporation’s assets or dissolution requires approval by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote.

The Delaware General Corporation Law also requires a special vote of stockholders in connection with a business combination with an “interested stockholder” as defined in section 203 of the Delaware General Corporation Law. See “— Interested Shareholders” above.

The SCA mandates that specified corporate actions require approval by the shareholders in a general meeting, notably:

•    notwithstanding anything in the company’s constitution, directors are not permitted to carry into effect any proposals for disposing of the whole or substantially the whole of the company’s undertaking or property unless those proposals have been approved by shareholders in a general meeting;

•    subject to the constitution of each amalgamating company, an amalgamation proposal must be approved by the shareholders of each amalgamating company via special resolution at a general meeting; and

•    notwithstanding anything in the company’s constitution, the directors may not, without the prior approval of shareholders, issue shares, including shares being issued in connection with corporate actions.

Shareholder Action Without A Meeting

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing. It is not uncommon for a corporation’s certificate of incorporation to prohibit such action.	There are no equivalent provisions in respect of public companies which are not listed in Singapore. As a result, shareholder action by written consent is not permitted.

Shareholder Suits

Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the Delaware General Corporation Law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

Standing

Only registered shareholders of our company reflected in our shareholder register are recognized under Singapore law as shareholders of our company. As a result, only registered shareholders have legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. Holders of book-entry interests in our shares will be required to exchange their book-entry interests for certificated shares and to be registered as shareholders in our shareholder register in order to institute or enforce any legal proceedings or claims against us, our directors or our executive officers relating to shareholder rights. A holder of book-entry interests may become a registered shareholder of our company by exchanging its interest in our shares for certificated shares and being registered in our shareholder register.

Derivative Actions

The SCA has a provision, which is limited in its scope to companies that are not listed on the securities exchange in Singapore, which provides a mechanism enabling shareholders to apply to the court for leave to bring a derivative action on behalf of the company. Derivative actions are also allowed as a common law action.

Applications are generally made by shareholders of the company or individual directors, but courts are given the discretion to allow such persons as they deem proper to apply (e.g., beneficial owner of shares) in the appropriate circumstances.

It should be noted that this provision of the SCA is primarily used by minority shareholders to bring an action in the name and on behalf of the company or intervene in an action to which the company is a party for the purpose of prosecuting, defending or discontinuing the action on behalf of the company. Prior to commencing a derivative action, the court will need to be satisfied that, the applicant has given 14 days’ notice to the directors of the company of its intention to apply to the court for leave to bring an action or arbitration if the directors of the company do not bring, diligently prosecute or defend or discontinue the action or arbitration, the applicant is acting in good faith, and it appears to be prima facie in the interests of the company that the action or arbitration be brought, prosecuted, defended or discontinued.

Class Actions

The concept of class action suits, which allows individual shareholders to bring an action seeking to represent the class or classes of shareholders, does not exist in Singapore. However, it is possible as a matter of procedure for a number of shareholders to lead an action and establish liability on behalf of themselves and other shareholders who join in or who are made parties to the action. These shareholders are commonly known as “lead plaintiffs.”

Distributions and Dividends; Repurchases and Redemptions

The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Under the Delaware General Corporation Law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

The SCA provides that no dividends can be paid to shareholders except out of profits.

The SCA does not provide a definition on when profits are deemed to be available for the purpose of paying dividends and this is accordingly governed by case law.

Our constitution provides that no dividend can be paid otherwise than out of profits.

Acquisition of a Company’s Own Shares

The SCA generally prohibits a company from acquiring its own shares subject to certain exceptions. Any contract or transaction by which a company acquires or transfers its own shares in contravention of the said prohibition is void. However, provided that it is expressly permitted to do so by its constitution and subject to the special conditions of each permitted acquisition contained in the SCA, a company may:

•    make an off-market purchase of its own shares in accordance with an equal access scheme authorized in advance at a general meeting;

•    make a selective off-market purchase of its own shares in accordance with an agreement authorized in advance at a general meeting by a special resolution where persons whose shares are to be acquired and their associated persons have abstained from voting; and

•    make an acquisition of its own shares under a contingent purchase contract which has been authorized in advance at a general meeting by a special resolution,

provided that the total number of ordinary shares that may be acquired by a company in a relevant period may not exceed 20% of the total number of ordinary shares in that class as of the date of the resolution to acquire the shares, whichever is higher. Where, however, a company has reduced its share capital by a special resolution or a Singapore court made an order to such effect, the total number of ordinary shares in any class shall be taken to be the total number of ordinary shares in that class as altered by the special resolution or the order of the court. Payment must be made out of the company’s distributable profits or capital, provided that the company is solvent.

A company may also purchase its own shares by an order of a Singapore court.

Our constitution provides that subject to the provisions of the SCA, the shareholders may at a general meeting authorize the board of directors to purchase or otherwise acquire its own shares, upon such terms and subject to such conditions as the shareholders may deem fit. These shares may be held as treasury shares or cancelled as provided in the SCA or dealt with in such manner as may be permitted under the SCA. On cancellation of the shares, the rights and privileges attached to those shares will expire.

Redemption of preference shares

A company may redeem redeemable preference shares, provided that preference shares shall not be redeemed out of capital unless all the directors make a solvency statement in relation to such redemption in accordance with the SCA. In addition, certain filings are also required to be made to the Registrar of Companies in connection with such redemption of redeemable preference shares.

Financial Assistance for the Acquisition of Shares

A public company may not give financial assistance to any person whether directly or indirectly for the purpose of:

•    the acquisition or proposed acquisition of shares in the company or units of such shares; or

•    the acquisition or proposed acquisition of shares in its holding company or ultimate holding company or units of such shares,

subject to certain exceptions.

Financial assistance may take the form of a loan, the giving of a guarantee, the provision of security, the release of an obligation, the release of a debt or otherwise. However, it should be noted that a company may provide financial assistance for the acquisition of its shares or shares in its holding company or ultimate holding company if (i) the giving or the financial assistance does not materially prejudice the interest of the company or its shareholders or the company’s ability to pay its creditors, and the board of directors approves the giving of the financial assistance in accordance with the provisions of the SCA; or (ii) it complies with the requirements (including but not limited to approval of the shareholders by special resolution) set out in the SCA. Our constitution provides that the company may not, except as provided and in accordance with the SCA, give financial assistance for the purpose of, or in connection with, the acquisition or proposed acquisition of shares or units of shares in the company.

Transactions with Officers or Directors

Under the Delaware General Corporation Law, some contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable because of such interest provided that some conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either (a) the stockholders or the board of directors must approve in good faith any such contract or transaction after full disclosure of the material facts or (b) the contract or transaction must have been “fair” as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved in good faith by a majority of disinterested directors after full disclosure of material facts, even though less than a majority of a quorum.

Under the SCA, directors and chief executive officer are not prohibited from dealing with the company, but where they have an interest in a transaction with the company, that interest must be disclosed to the board of directors. In particular, every director and chief executive officer who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the company must, as soon practicable after the relevant facts have come to such director’s or chief executive officer’s knowledge, declare the nature of such director’s or chief executive officer’s interest at a board of directors’ meeting or by sending a written notice to the company containing details on the nature, character and extent of his interest in the transaction or proposed transaction with the company.

In addition, a director and any chief executive officer who holds any office or possesses any property which directly or indirectly might create interests in conflict with such director’s duties as director is required to declare the fact and the nature, character and extent of the conflict either at a meeting of directors or by sending a written notice to the company containing details on the nature, character and extent of his interest in the transaction or proposed transaction with the company.

The SCA extends the scope of this statutory duty of a director and chief executive officer to disclose any interests by pronouncing that an interest of a member of a director or chief executive officer’s family (including spouse, son, adopted son, step-son, daughter, adopted daughter and step-daughter) will be treated as an interest of the director or chief executive officer, as applicable.

There is however no requirement for disclosure where the interest of the director or chief executive officer consists only of being a member or creditor of a corporation which is interested in the proposed transaction with the company if the interest may properly be regarded as immaterial. Where the proposed transaction relates to any loan to the company, no disclosure need be made where the director or chief executive officer, as applicable, has only guaranteed the repayment of such loan, unless the constitution provides otherwise.

Further, where the proposed transaction is to be made with or for the benefit of a related company (i.e. the holding company, subsidiary or subsidiary of a common holding company) no disclosure need be made of the fact that the director or chief executive officer is also a director or chief executive officer, where applicable, of that company, unless the constitution provides otherwise.

Subject to specified exceptions, the SCA prohibits a Singapore company from making a loan or quasi-loan to its chief executive officer, directors or to directors of a related corporation, or giving a guarantee or security in connection with such a loan. Companies are also prohibited from making loans to its directors’ or chief executive officer’s spouse or children (whether adopted or naturally or step-children), or giving a guarantee or security in connection with such a loan or entering into a credit transaction by the company as creditor for the benefit of any director or chief executive officer.

Dissenters’ Rights

Under the Delaware General Corporation Law, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.	There are no equivalent provisions in Singapore under the SCA.

Cumulative Voting

Under the Delaware General Corporation Law, a corporation may adopt in its bylaws that its directors shall be elected by cumulative voting. When directors are elected by cumulative voting, a stockholder has the number of votes equal to the number of shares held by such stockholder times the number of directors nominated for election. The stockholder may cast all of such votes for one director or among the directors in any proportion.	There is no equivalent provision in respect of companies incorporated in Singapore.

Anti-Takeover Measures

Under the Delaware General Corporation Law, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

The constitution of a Singapore public company typically provides that the company may allot and issue new shares of a different class with preferential, deferred, qualified or other special rights as its board of directors may determine with the prior approval of the company’s shareholders in a general meeting. Our constitution provides that our shareholders may grant to our board the general authority to issue any particular class of shares (including preference shares) where, unless revoked or varied in a general meeting, such authority to issue shares does not continue beyond the conclusion of the next annual general meeting of the company, the date by which such annual general meeting is required to be held, or the expiration of such other period as prescribed by the SCA, whichever is the earliest. See “Description of Share Capital—Preference Shares” in the accompanying prospectus.

In addition, Delaware law does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Singapore law does not generally prohibit a corporation from adopting “poison pill” arrangements which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

However, under the Singapore Code on Takeovers and Mergers, if, in the course of an offer, or even before the date of the offer, the board of the offeree company has reason to believe that a bona fide offer is imminent, the board must not, except pursuant to a contract entered into earlier, take any action, without the approval of shareholders at a general meeting, on the affairs of the offeree company that could effectively result in any bona fide offer being frustrated or the shareholders being denied an opportunity to decide on its merits.

See “Description of Share Capital—Takeovers” in the accompanying prospectus for a description of the Singapore Code on Takeovers and Mergers.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and Wilmington Trust, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Broadcom,” “we,” “our” or “us” refer to Broadcom Limited excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities, pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which, and in the terms and conditions upon which, securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on the debt securities will be made;

•	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of, or change in, the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of, or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Broadcom) is a corporation organized and validly existing under the laws of the Republic of Singapore, any member state of the European Union, the Cayman Islands or any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the above, any subsidiary of Broadcom may consolidate with, merge into or transfer all or part of its properties to Broadcom. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of, or premium, if any, on, any security of that series when due and payable (by reason of sending a notice of redemption or otherwise);

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Broadcom; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and interest, if any, on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of, or extend the time for, payment of interest (including default interest) on any debt security;

•	reduce the principal of, or premium on, or change the fixed maturity of, any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy. (Section 10.8)

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York. (Section 10.10)

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase ordinary shares and/or debt securities in one or more series. Warrants may be offered independently or together with ordinary shares and/or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of debt securities are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	U.S. federal income tax consequences and Singapore tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities will be in registered form only.

If warrants for the purchase of ordinary shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them;

•	the date on and after which the holder of the warrants can transfer them separately from the related ordinary shares;

•	the number of ordinary shares that can be purchased if a holder exercises the warrant and the price at which that ordinary share may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	U.S. federal income tax consequences and Singapore tax considerations of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of ordinary shares will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase ordinary shares are exercised, holders of the warrants will not have any rights of holders of the underlying ordinary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or number of ordinary shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the debt securities or ordinary shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, an ordinary share warrant will be adjusted proportionately if we subdivide or combine our ordinary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•	issue ordinary shares or other securities convertible into or exchangeable for ordinary shares, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to all or substantially all holders of our ordinary shares;

•	pay any cash to all or substantially all holders of our ordinary shares, other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our ordinary shares; or

•	issue ordinary shares or additional shares or other securities or property to all or substantially all holders of our ordinary shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of ordinary share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the ordinary shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by an ordinary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of ordinary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the ordinary shares;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the ordinary shares; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our ordinary shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the ordinary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our shareholders to purchase our ordinary shares and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

If we offer any series of rights, certain terms of that series of rights will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	a discussion of certain U.S. federal income tax considerations and Singapore tax considerations applicable to the rights; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read the applicable prospectus supplements related to the specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities. When we issue purchase contracts, we will provide the specific terms of the purchase contracts in a prospectus supplement. A copy of the applicable form of purchase contract will be included as an exhibit to a report we file with the SEC incorporated by reference herein.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations and Singapore tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax consequences and Singapore tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”) DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into such registration statement.

PLAN OF DISTRIBUTION

We, or selling securityholders, may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling securityholders sell securities covered by this prospectus, we or the selling securityholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us and/or the selling securityholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities with respect to Singapore law will be passed upon for us by Allen & Gledhill LLP. Certain legal matters relating to the issuance and sale of the securities with respect to U.S. law will be passed upon for us by Latham & Watkins LLP. Additional legal matters may be passed upon for us, any selling securityholders or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Avago Technologies Limited incorporated in this Prospectus by reference to the Avago Technologies Limited’s Annual Report on Form 10-K for the year ended November 1, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Broadcom Corporation and subsidiaries as of December 31, 2015 and 2014, and for each of the three years in the three-year period ended December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.